                                                                    EXHIBIT 99.1

                                                       CONTACT:  ROBERT K. HYNES
                                                                  (212) 355-5200

                                                      RELEASE DATE:  MAY 6, 2004

FOR IMMEDIATE RELEASE

                    WHX ANNOUNCES 2004 FIRST QUARTER RESULTS

NEW YORK - WHX CORPORATION (NYSE: WHX)

     WHX today  reported a net loss of $2.0 million,  on sales of $97.5 million, for the first quarter of 2004  compared to a net loss of $8.8 million,  on sales of $81.0  million,  in the same period in 2003.  After  deducting  the preferred dividend requirement,  basic and diluted loss per common share was $1.26 for the first  quarter of 2004  compared with basic and diluted loss per common share of
$2.57 for the first quarter of 2003.

     Operating income for the first quarter of 2004 was $4.1 million compared to an operating loss of $7.9 million in the first quarter of 2003. The 2004 results include a loss on the  retirement  of debt of $1.2  million and the 2003 results include a gain on the retirement of debt of $1.0 million. In addition, in 2004 a tax provision of $0.5 million was recorded for foreign and state taxes  compared with a tax  benefit of $4.6  million  in the 2003  period.  In 2004 the  Company recorded a valuation  allowance for the Federal tax benefit  associated with the current period loss.

FIRST QUARTER OPERATING RESULTS

     Sales in the first  quarter  of 2004 were  $97.5  million,  a 20.4  percent increase over the first quarter of 2003.  Sales increased by $6.3 million at the
Precious  Metal  Segment,  $2.4  million at the Wire & Tubing  Segment  and $7.8 million at the Engineered  Materials Segment.  This growth in sales is primarily the result of increased volumes  reflecting a strengthening  U.S.  manufacturing economy.

     For the first quarter of 2004, operating income was $4.1 million,  compared to operating loss of $7.9 million in the first quarter of 2003. The 2004 results include a pension  credit of $0.7  million  compared to pension  expense of $4.0 million in the first quarter of 2003. The 2003 results  include a charge of $3.5 million for employee  separation and related expenses resulting from a reduction in executive,  administrative, and information technology personnel at the Handy
& Harman subsidiary.

     Operating income from the Precious Metal segment  increased by $3.7 million to  income of $2.5  million  in the  first  quarter  of 2004 from a loss of $1.2 million in the first quarter of 2003.  The 2003 results  included a $1.3 million lower of cost or market charge for precious metal  inventory and $1.1 million in allocated employee separation expense. The balance of the improvement is related to the  aforementioned  sales  growth.  Operating  results  at the Wire & Tubing segment  improved by $0.5 million to a $0.2 million  operating loss in the first quarter of 2004 from an operating  loss of $0.7 million in the first  quarter of
2003.  The 2003 results  include $1.5 million in allocated  employee  separation expense.  Operating  income in 2004 was  impacted  by lower  margins in the wire group and  production  inefficiencies  related to new products at the  stainless tubing group. The Engineered Materials segment reported operating income of $3.2 million  in the first  quarter of 2004  compared  to $0.6  million of  operating income in the first  quarter of 2003.  The 2003 results  include $0.9 million in allocated employee separation expense.  The balance of the improvement  resulted from stronger sales in the  construction  and home center  markets.  Unallocated corporate  expenses  declined to $1.2 million in the first  quarter of 2004 from
$6.6  million in the first  quarter of 2003.  This  improvement  is related to a decrease in pension expense of $4.7 million,  lower  professional  fees, and the termination of the WPN management agreement in January 2004, partially offset by higher insurance costs.

LIQUIDITY

     As  previously  announced,  on March 31,  2004 the  Company's  wholly-owned subsidiary,  Handy & Harman,  successfully  entered  into new  senior  financing arrangements with each of Congress Financial Corporation ("Congress"), as agent, and Ableco  Finance LLC  ("Ableco"),  as agent,  with  aggregate  commitments of
$163.2 million.  Congress's  facility consists of a revolving credit facility of up to $70 million and a term loan of $22.2 million.  Ableco's  facility consists of a term loan of $71 million.  At March 31, 2004 $32.8  million was drawn under the revolving  credit  facility.  Funds  available  under the  revolving  credit agreement  amounted  to  approximately  $9.0  million  at  March  31,  2004.  In connection  with the  transaction,  WHX  also  made a loan  subordinated  to the
Congress and Ableco facilities to Handy & Harman in the amount of $43.5 million.
The proceeds of the loans from  Congress,  Ableco and WHX were primarily used to refinance Handy & Harman's previous credit facility with Citibank, N.A., and for working capital purposes.  At March 31, 2004 WHX had approximately $19.0 million of unrestricted cash at the parent company level.

     The WHX 10 1/2%  Senior  Notes in the  amount of $92.8  million  are due on
April 15, 2005. It is the Company's intention to refinance this obligation prior to  its  scheduled  maturity;  however  there  can  be no  assurance  that  such refinancing will be obtained or as to the terms thereof. The Company's access to capital markets in the future to refinance such indebtedness may be limited.  If the Company were unable to refinance this  obligation,  it would have a material adverse impact on the liquidity, financial position and capital resources of WHX and would impact the Company's ability to continue as a going concern.

     This press release contains  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by
the  safe  harbors   created   thereby.   Investors  are   cautioned   that  all
forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.

CONFERENCE CALL

     WHX  Corporation  invites all  interested  parties to the  Company's  first quarter 2004 conference  call scheduled for Thursday,  May 6, 2004 at 10:30 A.M.
Eastern  Time.  Callers can listen in by dialing  (800)  344-6783  and  entering access code  6301055.  If you are unable to  participate  at this time, a replay will be available through May 13, 2004, by dialing (888) 203-1112,  Access Code:
155934.

                                 WHX CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                         THREE MONTHS ENDED MARCH 31,
                                                            2004          2003
                                                               (IN THOUSANDS)
-------------------------------------------------------------------------------------
Net sales                                                 $97,494       $81,000

Cost of goods sold                                         79,463        66,949
                                                          -------       -------

Gross profit                                               18,031        14,051

Selling, general and administrative expenses               13,847        21,973
Loss on disposal of fixed assets                               42            13
                                                          -------       -------
Income (loss) from operations                               4,142        (7,935)
                                                          -------       -------
Other:
Interest expense                                            4,709         5,017
 (Loss) gain on early retirement of debt                   (1,161)        1,033
Other income (expense)                                        255        (1,508)
                                                          -------       -------
Loss before taxes                                          (1,473)      (13,427)

Tax expense (benefit)                                         512        (4,579)
                                                          -------       -------
Net loss                                                  $(1,985)      $(8,848)
                                                          =======       =======
Dividend requirement for preferred stock                   $4,856        $4,856

Net loss applicable to common stockholders                $(6,841)     $(13,704)
                                                          -------       -------
BASIC AND DILUTED PER SHARE OF COMMON STOCK

Net loss per share                                         $(1.26)       $(2.57)
                                                          =======       =======

                                 WHX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                          MARCH 31,   DECEMBER 31,
                                                            2004         2003
                                                         (Unaudited)
----------------------------------------------------------------------------------------
                                                       (Dollars and shares in thousands)
ASSETS
Current Assets:
      Cash and cash equivalents                              2,987    $  41,990

      Restricted cash                                       12,668           --

      Trade receivables - net                               57,759       42,054

      Inventories                                           57,693       41,782
      Other current assets
                                                             9,478       30,174

              Total current assets                         160,585      156,000

Property, plant and equipment at cost, less
        accumulated depreciation and amortization          102,618      104,223
Goodwill and other intangibles                             125,994      126,089
Intangibles - pension asset                                    758          758
Assets held for sale                                         2,000        2,000
Other non-current assets
                                                            18,432       17,076
                                                         ---------    ---------

                                                         $ 410,387    $ 406,146
                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

     Trade payables                                      $  37,591    $  27,300
     Accrued liabilities                                    28,367       29,395
     Current portion of long-term debt                       6,549       40,056
     Short-term debt                                        32,779           --
                                                         ---------    ---------
               Total current liabilities                   105,286       96,751

Long-term debt                                             188,100      189,344
Accrued pension liability                                   26,692       27,367
Other employee benefit liabilities                           7,639        7,840
Additional minimum pension liability                        24,912       24,912
Other liabilities
                                                             1,176        1,047
                                                         ---------    ---------

                                                           353,805      347,261

Stockholders' Equity:
Preferred stock - $.10 par value; authorized 10,000
   shares; issued and outstanding: 5,523 shares                552          552
Common stock -  $.01 par value; authorized 60,000
   shares; issued and outstanding: 5,486 shares                 55           55
    Accumulated other comprehensive loss                   (21,976)     (21,642)
    Additional paid-in capital
                                                           556,206      556,206
    Unearned compensation - restricted stock awards            (83)         (99)
    Accumulated deficit                                   (478,172)    (476,187)
                                                         ---------    ---------
Total stockholders' equity                                  56,582       58,885
                                                         ---------    ---------
                                                         $ 410,387    $ 406,146
                                                         =========    =========

                                 WHX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                                2004       2003
-----------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                    $  (1,985)   $  (8,848)

Items not affecting cash from operating activities:

  Depreciation and amortization                                 3,726        3,723
  Amortization of debt related costs                              515          495
  Other postretirement benefits                                   113           63
  Loss (gain) on early retirement of debt                       1,161       (1,033)
  Deferred income taxes                                            --       (4,855)
  Loss on asset dispositions                                       42           13
  Pension (income) expense                                       (675)       4,030
  Equity loss in affiliated companies                               5           16
 Other                                                             65           --
Decrease (increase)  in working capital elements,
  net of effect of acquisitions:
      Trade receivables                                       (15,705)      (6,119)
       Inventories                                            (15,911)        (249)
       Short term investments-trading                              --      201,615
       Investment account borrowings                               --     (107,857)
       Other current assets                                     1,396        6,248
       Other current liabilities                                9,384       (4,123)
  Other items-net                                                 550          991
                                                            ---------    ---------

Net cash (used in) provided by operating activities           (17,319)      84,110
                                                            ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Receipts from WPC                                                --          500
  Purchase of aircraft                                             --      (19,106)
  Proceeds from sale of aircraft                               19,301           --
  Plant additions and improvements                             (2,432)      (3,439)
  Proceeds from sales of assets                                     9          457
                                                            ---------    ---------
Net cash (used in) provided by investing activities            16,878      (21,588)
                                                            ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash proceeds from Handy & Harman term loans                99,329           --
   Net borrowings from revolving credit facilities             32,779           --
   Restricted cash placed on deposit                          (12,668)          --
   Repayment of  H&H Senior Secured Credit Facility          (149,684)          --
   Net borrowings from H&H Senior Secured Credit Facility      20,604       23,475
   Repayment of H&H Industrial Revenue Bond                    (5,000)          --
   Debt issuance fees                                          (3,922)          --
   Cash paid on early extinguishment of debt                       --       (4,542)
                                                            ---------    ---------
Net cash (used in) provided by financing activities           (18,562)      18,933
                                                            ---------    ---------
NET CASH (USED IN) PROVIDED BY OPERATIONS                     (19,003)      81,455

Cash and cash equivalents at beginning of period               41,990       18,396
                                                            ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $  22,987    $  99,851
                                                            =========    =========

                                 WHX CORPORATION
                          BUSINESS SEGMENT INFORMATION
                                   (UNAUDITED)

(in thousands)                                             THREE MONTHS ENDED
                                                               MARCH 31,
                                                           2004           2003
--------------------------------------------------------------------------------
Revenue
   Precious Metal                                       $ 28,622       $ 22,354
   Wire & Tubing                                          34,562         32,148
   Engineered Materials                                   34,310         26,498
                                                        --------       --------
     Consolidated revenue                               $ 97,494       $ 81,000
                                                        ========       ========

Segment operating income
   Precious Metal                                       $  2,477       $ (1,199)
   Wire & Tubing                                            (203)          (725)
   Engineered Materials                                    3,151            613
                                                        --------       --------
                                                           5,425         (1,311)
                                                        --------       --------
Loss on disposal of fixed assets                              42             13
Unallocated corporate expenses                             1,241          6,611
                                                        --------       --------
   Operating income (loss)                                 4,142         (7,935)

Interest expense                                           4,709          5,017
(Loss) gain on early retirement of debt                   (1,161)         1,033
Other income (expense)                                       255         (1,508)
                                                        --------       --------
   Income (loss) before taxes                             (1,473)       (13,427)
Income tax benefit                                           512         (4,579)
                                                        --------       --------
   Net loss                                             $ (1,985)      $ (8,848)
                                                        ========       ========